BALLOT FOR ANNUAL MEETING
				VIDEOLABS, INC.
				MAY 2, 1996

The undersigned hereby cast(s) the following votes:

1.	FOR			Election of directors

      2,493,715		       Ward C. Johnson
     	--------------

	     2,493,915		       Richard F. Craven
	     --------------

     	2,493,615		       John Collins
	     --------------

2. 	FOR   	   2,545,968
			           -------------
	   AGAINST	  8,405
			           -----------

	Proposal to ratify the appointment of Boulay, Heutmaker, Zibell & Co. as the independent auditors for the Company for the fiscal year ending
 December 31, 1996.

				/s/ Frank Broghammer
				--------------------------
					Frank Broghammer

				/s/ Jill R. Larson
				--------------------------
					 Jill R. Larson